Exhibit 99

Form 3 Joint Filer Information

Name:   Alec E. Gores

Address:   c/o The Gores Group, LLC
    10877 Wilshire Blvd., 18th Floor
    Los Angeles, CA 90024

Designated Filer:  GTG PC Investments, LLC

Issuer & Ticker Symbol: MPC Corporation (MPZ)

Date of Event
Requiring Statement: 7/2/07

Signature:   __/s/ Alec E. Gores____________
    Alec E. Gores